RAY & ASSOCIATES
ATTORNEYS AT LAW
5100 WESTHEIMER, SUITE 115
HOUSTON, TEXAS 77056

713/627-7111
FAX: 713/627-7110

To the Board of Directors
Escue Energy, Inc.

I hereby consent to the use of my opinion letter re: time-barred debt dated June 9, 2015, as an Exhibit to the Registration Statement Form S-1, Amendment No. 8.

Very truly yours,
Ray and Associates

Arne M. Ray